UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2008

Dialpoint Communications Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-144207	20-4799741
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Village Manor Place
Suwanee, Georgia 30024
(Address of principal executive offices)

(678) 280-9154
(Issuer's telephone number)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

The Board of Directors of Dialpoint Communications Corporation approved an amendment to the Registrant’s Articles of Incorporation increasing the number of authorized shares of Common Stock from 75,000,000 to 300,000,000 and effecting a four-for-one forward split of the Registrant’s outstanding shares of common stock. Approval of the Registrant’s stockholders was not required to be obtained, as authorized by NRS Section 78.207, et seq. The forward split will be effective as of the close of business on March 13, 2008. As a result of the forward stock split, each share of the Registrant’s common stock outstanding on such date will be split into four shares of the Registrant’s common stock.

A copy of the Certificate of Amendment to the Registrant’s Articles of Incorporation is filed herewith as Exhibit 3.1.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective March 13, 2008, the Registrant filed a Certificate of Amendment to its Articles of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 300,000,000 and provide for a four for one forward split of the Registrant’s shares of common stock outstanding on such date. A description of the forward split is contained in Item 3.03 of this Current Report on Form 8-K which description is incorporated herein by this reference

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report.

3.1    Certificate of Amendment to the Registrant’s Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Dialpoint Communications Corporation

                                         By: /s/ Billy Radford

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                                            Billy Radford, President and

                                            Chief Executive Officer

Dated: March 7, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Registrant’s Articles of Incorporation